SECOND AMENDMENT TO THE

                                 MICROAGE, INC.
                       EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

     MicroAge, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), previously adopted the MicroAge, Inc. Executive Supplemental Savings Plan (the "Plan") in order to provide its key executives with an opportunity and incentive to save for retirement and other purposes. The Plan was most recently amended by a First Amendment effective as of May 1, 1999. By this document, the Company wishes to amend the Plan to suspend contributions to the Plan until such time as the Plan Administrator takes action to permit additional contributions.

     1. The changes made to the Plan by this Second Amendment are effective as of March 1, 2000.

     2. This Second Amendment shall amend only the provisions of the Plan as set forth herein, and those provisions not expressly amended hereby shall be considered in full force and effect, including those provisions which permit amounts contributed to the Plan for the Plan Year beginning November 1, 1999, to be eligible for transfer to the Company's 401(k) Plan.

     3. Section 4.1, Participant Contributions, of the Plan is hereby amended by the addition of the following sentences at the end thereof:

          Notwithstanding the foregoing, effective March 1, 2000, all further Deferral Contributions on behalf of Participants are suspended. Deferral Contributions under this Section 4.1 may resume only when the Plan Administrator takes affirmative action to revoke the suspension of Deferral Contributions.

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     To signify its  adoption of this Second  Amendment,  the Company has caused this Second Amendment to be executed by its duly authorized officer on this 15th day of March, 2000.

                                            MICROAGE, INC.



                                            By:  /s/ Jeffrey D. McKeever
                                                 ---------------------------
                                                 Jeffrey D. McKeever
                                                 Chairman of the Board